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                                                                   EXHIBIT 23.3

                    CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1998 on our audits of the consolidated financial statements of Promis Systems Corporation Ltd. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 in this Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of PRI Automation, Inc. to register 2,490,516 shares of its Common Stock.

                                       /s/ Ernst & Young LLP

                                           Ernst & Young LLP

Toronto, Ontario
February 4, 1999